Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Asia Premium Television Group, Inc. and its subsidiaries (the “Company”) on Form 10-K for the transition period from April 1, 2007 to December 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),I, Hongmei Zhang, Finance Manager of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: December 31, 2007

/s/ Hongmei Zhang
Hongmei Zhang
Finance Manager